Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT, dated as of January 27, 2023 (this “Amendment”), is among AUDACY RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”), AUTOBAHN FUNDING COMPANY LLC (“Autobahn”), as an investor (in such capacity, the “Investor”), DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN (“DZ BANK”), as agent on behalf of the Investor Parties (in such capacity, together with its successors and assigns in such capacity, the “Agent”), and AUDACY OPERATIONS, INC., a Delaware corporation, in its individual capacity (“Audacy Operations”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, the Servicer, the Seller, the Investor, and the Agent have heretofore entered into that certain Receivables Purchase Agreement, dated as of July 15, 2021 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to modify the Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

A G R E E M E N T:

1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein (including in the recitals) have the meanings attributed thereto in (or by reference in) the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

3. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent:

(a) Execution of the Amendment. The Agent shall have received a counterpart of this Amendment duly executed by each of the other parties hereto.

(b) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment or the transactions contemplated hereby.

4. Certain Representations and Warranties. Each of Audacy Operations, the Servicer and the Seller represents and warrants to each other and to each Investor Party on the date hereof, as follows:

(a) Representations and Warranties. The representations and warranties made by such party in the Agreement and in any other Transaction Document to which it is a party are true and correct both before and immediately after giving effect to this Amendment, as though made on and as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct on and as of such earlier date.

(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Amendment and (B) perform its obligations under the Transaction Documents to which it is a party (as amended by this Amendment) and (ii) has duly authorized by all necessary action the execution and delivery of this Amendment and the performance of the Transaction Documents to which it is a party (as amended by this Amendment).

(c) Binding Obligations. This Amendment and each of the other Transaction Documents to which such Person is a party constitutes legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) No Conflict or Violation. The consummation of the transactions contemplated by this Amendment and the fulfillment of the terms hereof by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Organizational Documents of such Person or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Person is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than the Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict or violation, as applicable, would not reasonably be expected to have a Material Adverse Effect.

(e) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment or the transactions contemplated hereby.

(f) Capital Coverage Deficit. No Capital Coverage Deficit exists or would exist immediately after giving effect to this Amendment or the transactions contemplated hereby.

(g) Termination Date. The Termination Date has not occurred.

5. Reference to, and Effect on the Agreement and the Transaction Documents.

(a) The Agreement (except as specifically amended herein) shall remain in full force and effect and the Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.

(b) On and after the execution and delivery of this Amendment, (i) this Amendment shall be a part of the Agreement amended hereby and (ii) each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Agreement, and each reference in any other Transaction Document to “the Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Investor, nor constitute a waiver of any provision of the Agreement or any other Transaction Document.

(d) To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.

6. Further Assurances. Each of the Servicer and the Seller hereby agrees to do, at the Seller’s expense, all such things and execute all such documents and instruments and authorize and file all such financing statements and financing statement amendments, in each case, as the Agent, or the Investor may reasonably consider necessary or desirable to give full effect to the transactions contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

7. Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Agreement.

8. Costs and Expenses. The Seller agrees to pay promptly all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable Attorney Costs for the Agent and the Investor Parties with respect thereto.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11. GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

12. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE SELLER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH OF THE SELLER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 12.02 OF THE AGREEMENT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

15. Performance Guaranty. The Performance Guarantor hereby consents to this Amendment and agrees that the Agreement, each as amended hereby, shall remain in full force and effect immediately after giving effect to this Amendment. Immediately after giving effect to this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AUDACY OPERATIONS, INC.,
individually, and as Servicer

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

AUDACY RECEIVABLES, LLC, as Seller

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

AUDACY INC., as Performance Guarantor

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

S-1	Amendment 2 to RPA (DZ-Audacy)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent

By:	/s/ Nellie Flek
Name: Nellie Flek
Title: Vice President

By:	/s/ Jennifer Minogue
Name: Jennifer Minogue
Title: Vice President

AUTOBAHN FUNDING COMPANY LLC, as Investor

By:	/s/ Nellie Flek
Name: Nellie Flek
Title: Vice President

By:	/s/ Jennifer Minogue
Name: Jennifer Minogue
Title: Vice President

S-2	Amendment 2 to RPA (DZ-Audacy)

EXHIBIT A

[Amendments to the Agreement]

(attached)

Exhibit A

EXECUTION VERSION

EXHIBIT A to

Amendment No. ~~1~~2 to Receivables Purchase Agreement, dated as of ~~May 24~~January 27, ~~2022~~2023

RECEIVABLES PURCHASE AGREEMENT

Dated as of July 15, 2021

by and among

AUDACY RECEIVABLES, LLC,

as Seller,

AUTOBAHN FUNDING COMPANY LLC,

as Investor,

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK,

FRANKFURT AM MAIN,

as Agent, and

AUDACY OPERATIONS, INC.,

as initial Servicer

“Audacy” means Audacy Inc., a Pennsylvania corporation.

“Audacy Capital” means Audacy Capital Corp., a Delaware corporation.

“Audacy Financial Covenant Event” shall be deemed to have occurred if any of the following events shall occur:

(a) the Consolidated Net First Lien Leverage Ratio (as defined in the Credit Agreement as in effect on the Closing Date) as of the end of any fiscal quarter of Audacy shall be greater than 4.00 to 1.00;

(b) Audacy shall fail to maintain or, on a quarterly basis, demonstrate to the Agent a Minimum Tangible Net Worth of at least $300,000,000. For the purposes of this clause, “Minimum Tangible Net Worth” shall be defined as total assets excluding radio broadcast licenses and goodwill less total liabilities excluding long-term Debt and long-term net deferred Tax liabilities. All such amounts shall be calculated in accordance with GAAP, as set forth in Audacy’s audited financial statements; or

(c) Audacy shall fail to (i) maintain a minimum liquidity of $~~75,000,000~~25,000,000 , or (ii) on any Reporting Date demonstrate to the Agent a minimum liquidity of $~~75,000,000~~25,000,000 as of the last day of the immediately preceding calendar month. For purposes of this calculation, liquidity may include (i) cash, cash equivalent instruments, any amounts available to be drawn hereunder and (ii) (A) any amounts available to be drawn, and which the applicable lenders are committed to fund, under the Credit Agreement as in effect on the Closing Date or (B) any replacement credit facility to which any Audacy Party is a party (in each case, solely to the extent that all conditions precedent to drawing such amounts under this Agreement, the Credit Agreement or such replacement credit facility are satisfied, except for the delivery of a loan request or satisfaction of a similar administrative condition precedent), in the case of any replacement credit facility under clause (B), in an amount not to exceed the maximum amount that could be available under the Credit Agreement as in effect on the Closing Date as determined in accordance with clause (A).

“Audacy Party” means Audacy, the Transferor, the Seller, the Performance Guarantor, the Servicer and each Originator.

“Autobahn” has the meaning set forth in the preamble to this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

2

“Financial Covenant Event” shall be deemed to have occurred if a Seller Financial Covenant Event or an event described in clause (b) of the definition of Audacy Financial Covenant Event shall have occurred.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer, the assistant treasurer or the vice president – finance of such Person.

“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Fitch Dilution Volatility Component” means, with respect to any date of determination, (a) the standard deviation of Dilution Ratios for the twelve most recent Reporting Periods multiplied by (b) 2.00.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Government Obligor” means the United States, any territory, possession or commonwealth of the United States, any state or local government in the United States, including counties, cities and towns, any political subdivision of the foregoing, or any agency, department or instrumentality of any of the foregoing.

“Government Receivable” means any Receivable the Obligor of which is a Government Obligor.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group A Obligor” means an Obligor (or its parent or majority owner, as applicable, if such parent or majority owner is a guarantor on the related Contract) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s or, if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “AA-” or better by Standard & Poor’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P-1” by Moody’s, or, if such Obligor does not have a short-term rating from Moody’s, a rating of “A2” or better by Moody’s on such Obligor’s (or, if applicable, its parent’s or its majority owner’s) long-term senior unsecured and uncredit-enhanced debt securities. Notwithstanding the foregoing, any Obligor that is a Subsidiary or an Affiliate of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of the Excess Obligor Concentration Amount for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group B Obligor”, “Group C Obligor”, or “Group D Obligor”, in which case such Obligor shall be separately treated as a shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

3

(b) Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer (or the Administrator on its behalf) shall furnish to the Agent:

(i) Quarterly Financial Statements of Audacy. Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Audacy, Audacy’s unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows as of the end of and for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Audacy as presenting fairly in all material respects the financial condition, results of operations and cash flows of Audacy and its consolidated Subsidiaries, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(ii) Annual Financial Statements of Audacy. Within 120 days after the end of each fiscal year of Audacy, its audited consolidated balance sheet and related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than (a) any qualification that is expressly solely with respect to, or expressly resulting solely from an upcoming maturity date of any revolving credit facility within one year from the date of such opinion or (b) any qualification set forth in the audit report delivered with respect to the 2022 fiscal year that is expressly solely with respect to, or expressly resulting solely from a potential breach of a leverage ratio covenant of any revolving credit facility), by Grant Thornton LLP or other independent certified public accountants of nationally recognized standing. Such financial statements shall be in reasonable detail and prepared in accordance with GAAP.

(iii) Compliance Certificates. (a) A compliance certificate promptly upon completion of the annual report of Audacy and in no event later than 90 days after the close of Audacy’s fiscal year, in form and substance substantially similar to Exhibit H signed by a Financial Officer or the general counsel of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (b) within 45 days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit H signed by a Financial Officer or the general counsel of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default, or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof.

4

within 45 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and any Audacy Party satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree; or

(s) a Financial Covenant Event shall occur;

then, and in any such event, the Agent may (or, at the direction of the Majority Investors shall) by notice to the Seller (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Facility Maturity Date to have occurred (in which case the Facility Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Seller Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Seller Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 9.01 with respect to the Seller, the Termination Date shall occur and the Aggregate Capital and all other Seller Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Support Assets shall be applied in the order of priority set forth in Section 3.01.

SECTION 9.02. Accelerated Amortization Events. If any of the following events (each an “Accelerated Amortization Event”) shall occur:

(a) any Investor’s activities relating to this Agreement are terminated by any regulatory authority; ~~or~~

(b) an Event of Default shall have occurred and be continuing~~.~~; or

(c) any event described in clause (a) or clause (c) of the definition of Audacy Financial Covenant Event shall occur.

then, and in any such event, the Agent may (or, at the direction of the Majority Investors shall) by notice to the Seller declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred).

ARTICLE X

THE AGENT

SECTION 10.01. Authorization and Action. Each Investor Party hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read

5